EXHIBIT 10.7

VALLEY FINANCIAL CORPORATION

RESTRICTED STOCK AGREEMENT

July 5, 2005

Ellis L. Gutshall

Valley Bank

Dear Ellis,

I am pleased to inform you that effective as of July 5, 2005, Valley Financial Corporation (the “Company”) approved a grant to you of shares of Company common stock, subject to the restrictions described below (the “Restricted Shares”). The grant is subject to the terms and conditions of this letter agreement (the “Agreement”) and the Valley Financial Corporation 2005 Key Employee Equity Award Plan (the “Plan”), a copy of which has been provided to you, receipt of which is hereby acknowledged. The terms of the Plan are incorporated into this Agreement by reference. In the case of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. Any term used in this Agreement that is defined in the Plan shall have the same meaning given to that term in the Plan.

1. Restricted Stock Award. The Company shall transfer 4,000 Restricted Shares to you as of July 5, 2005, (the “Grant Date”). The fair market value of the Restricted Shares as of the Grant Date has been determined by the Company to be $12.50 per share. You have the right to elect to include the value of the Restricted Shares in gross income in the year of transfer pursuant to Internal Revenue Code section 83(b) by completing the “Election to Include Value of Restricted Property in Gross Income in Year of Transfer Under Code Section 83(b)” form (the “83(b) Election Form”), attached as Exhibit A to this Agreement.

2. Restrictions. Except as provided in this Agreement, the Restricted Shares are nontransferable and are subject to a substantial risk of forfeiture. Your interest in the Restricted Shares shall become transferable and non-forfeitable (“Vested”) as of the date provided in Section 3 of this Agreement (the “Vesting Date”), if you are an employee of the Company as of the applicable Vesting Date and have been so employed throughout the period beginning on the date of this Agreement and ending on the applicable Vesting Date and all of the following conditions have been satisfied in their entirety based on the Company’s financial statements for the years ending December 31, 2005, 2006 and 2007, respectively:

a)	The Company shall have total assets of at least $600,000,000.00 as of December 31, 2007; and

b)	The Company shall have achieved at least 15% average annual earnings per share growth year to year for each of the three fiscal years ending December 31, 2005, 2006 and 2007; and

c)	The Company shall have at least a 15% return on average equity for fiscal year 2007.

d)	If any one of the above conditions are not satisfied in their entirety, the Restricted Shares will not vest and will be automatically forfeited on January 31, 2008

3. Vesting

(a) Vesting Dates: January 31, 2008

(b) Death or Disability. If you die or become Disabled (as defined below) before all of the Restricted Shares become Vested, all of the Restricted Shares shall be transferable and non-forfeitable as of the date of your death or Disability. For purposes of this Agreement, the term “Disabled” or “Disability” means a condition resulting from bodily injury or disease that renders you unable to perform any and every duty pertaining to your employment with the Company. The Board of Directors of the Company, in its sole discretion, will determine whether you are Disabled based on medical evidence and your eligibility for benefits under the long-term disability policy maintained by the Company, if any. The date of the Board of Director’s determination will be considered your date of Disability for purposes of this Agreement.

(c) The Company, in its sole discretion, may accelerate the vesting of your Restricted Shares.

4. Custody of Certificates. The Company shall retain custody of all stock certificates evidencing Restricted Shares. You shall not be entitled to obtain custody of your stock certificate until you become Vested in your Restricted Shares. The stock certificate shall bear a legend referencing this Agreement and describing the terms and conditions of the applicable restrictions on transfer.

5. Restrictions on Transfer of Restricted Shares. By signing the Agreement, you agree that you will not sell or transfer your Vested Restricted Shares to a third party unless the Company does not agree to purchase such stock, as provided under Section 6 below, and the Company approves the sale to the third party. As a consequence of the foregoing, the certificates for Restricted Shares shall contain a legend substantially in the following form:

The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the 2005 Valley Financial Corporation Key Employee Equity Plan, in the rules and administration procedures adopted pursuant to such Plan and in an Agreement dated April 27, 2005. A copy of the Plan, such rules and procedures and such Restricted Stock Agreement may be obtained from the Secretary of Valley Financial Corporation.

6. Effect of Termination of Employment. If your employment with the Company terminates for any or no reason (other than retirement, Disability or death), all Restricted Shares that are not then Vested shall be forfeited. You shall not be entitled to any payment for or compensation with respect to such unvested Restricted Shares.

7. Tax Liability and Income Tax Withholding. You agree as a condition of this Restricted Stock award to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, the aggregate amount of any federal, state or local income taxes of any kind required by law to be withheld with respect to the Restricted Shares when the fair market value of the Restricted Shares become taxable. You hereby authorize the Company to sell all or any part of the Restricted Shares if necessary to protect the Company from incurring a withholding tax liability.

8. Adjustments. If the number of outstanding shares of Company stock is increased or decreased as a result of a subdivision or consolidation of shares, the payment of a stock dividend, stock split, or any other similar changes in capitalization, the number of Restricted Shares shall be appropriately adjusted by the Company, whose determination shall be binding.

9. Employment Rights. The award of Restricted Shares under this Agreement does not confer upon you any right to continue as an employee of the Company or limit in any respect the right of the Company to terminate your employment.

10. Shareholder Rights. You will have the right to receive dividends and distributions and will have the right to vote Restricted Shares, both unvested and Vested. If any such dividends or distributions are paid in share of the Company’s stock, the shares will be subject to the same restrictions on transferability and the other provisions of this Agreement as are the Restricted Shares with respect to which they were distributed.

11. Governing Law. This Agreement shall be governed by the laws of Virginia.

12. Acceptance of Award. You may accept this award and elect to receive the Restricted Shares by signing and returning the enclosed copy of this Agreement. Your signature will evidence your agreement to the terms and conditions set forth in this Agreement and the Plan. This Agreement will not be effective until is signed and returned.

13. Entire Agreement, Amendment. This Agreement constitutes the entire agreement between you and the Company and shall be binding upon your legatees, distributees, and personal representatives and the successors of the Company. This Agreement may only be amended by a writing signed by both you and the Company.

Valley Financial Corporation

By:	/s/ A. Wayne Lewis
Its:	Executive Vice President / Chief Operating Officer
Date:	July 5, 2005

Signature:	/s/ Ellis L. Gutshall

Exhibit A

VALLEY FINANCIAL CORPORATION

RESTRICTED STOCK AWARD

Election to Include Value of Restricted Property in Gross Income

in Year of Transfer Under Code Section 83(b)

The undersigned hereby elects to have the provisions of Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), apply to purchases and grants of the property described below. The undersigned provides the following information in accordance with Treasury Regulation Section 1.83-2:

1. The name, address and taxpayer identification number of the undersigned are:

Name _________________________________________

Address _______________________________________

______________________________________________

Social Security No. ________-________-______________

2. Description of property with respect to which the election is being made:

__________ shares of restricted common stock of Valley Financial Corporation (the “Company”) awarded to the taxpayer pursuant to an Agreement between the taxpayer and the Company dated as of _____________, 2005.

3. The date on which property is transferred and the taxable year for which the election is made:

The shares of restricted stock were awarded and transferred to the taxpayer as of _____________, 2005. The taxable year to which this election relates is calendar year 2005.

4. The nature of the restriction(s) to which the property is subject:

The shares of restricted stock are forfeitable and not transferable until the Vesting date and only then if all of the conditions set forth in Section 2 off the Restricted Stock Agreement have occurred or been satisfied.

5. Fair market value:

The aggregate fair market value of shares of restricted common stock subject to this election, as described in Section 2 above (determined with regard to nonlapse restrictions only), is $            .

6. Amount paid for property:

Except for services to be rendered, no consideration was paid for the shares of restricted stock.

7. Furnishing statement to employer:

A copy of this statement has been furnished to Valley Financial Corporation.

Dated: ____________________

Signature